UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

THE CHEMOURS COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

April 7, 2025

Dear Fellow Shareholder:

According to our latest records, we have not yet received your vote with respect to the important Annual Meeting of Shareholders of The Chemours Company to be held on April 22, 2025. Your participation is especially critical with respect to Proposal 4, which seeks your approval to amend our Certificate of Incorporation such that, going forward, all amendments to our Certificate and Bylaws could be approved by only a majority of our outstanding shares, rather than the supermajority requirement (i.e., at least 80% of the outstanding shares) currently in place for certain matters.

Your Board urges all shareholders to vote FOR Proposal 4, which would ultimately provide you, our shareholders, with more influence over Chemours’ future.

Since Proposal 4 requires approval by the affirmative vote of at least 80% of the outstanding shares, your vote is important, no matter how many or how few shares you may own.

To ensure that your shares are represented at the Annual Meeting, please vote TODAY by telephone or via the Internet—electronic voting is quick and easy! If you received this letter by email, you may simply click on the “VOTE NOW” button in the accompanying email.

Thank you for your support,

Kristine M. Wellman

Senior Vice President, General Counsel &

Corporate Secretary

YOUR VOTE IS IMPORTANT—PLEASE VOTE TODAY!

If you have any questions or need assistance in voting

your shares, please call our proxy solicitor, Innisfree M&A Incorporated, at:

1 (877) 750-8315 (TOLL-FREE from the U.S. and Canada)

or +1 (412) 232-3651 (From other countries)